Exhibit 99.1

FOR IMMEDIATE RELEASE

October 11, 2016

CenterState Banks, Inc.

To announce Third Quarter 2016 Earnings

Results on October 17, 2016

WINTER HAVEN, FL. – October 11, 2016 - CenterState Banks, Inc. (NASDAQ: CSFL) announced today that it will release third quarter earnings results on Monday, October 17, 2016, after the market closes.  Upon release, investors may access a copy of CenterState’s earnings results at the Company’s website at www.centerstatebanks.com and selecting “Third Quarter 2016 Earnings Results” under the heading “News Releases.”

CenterState will host a conference call on Tuesday, October 18, 2016 at 2:00 p.m. (Eastern Time) to discuss the Company’s second quarter 2016 results.  Investors may call in (toll free) by dialing (866) 393-0571 (passcode 98466279; host: John C. Corbett, CEO).

Alternatively, individuals may listen to the live webcast of the presentation by visiting the link at CenterState’s website at www.centerstatebanks.com.

An audio replay of the presentation will be available by the evening of October 18, 2016 at CenterState’s website located in the subsection “Presentations” under the heading “News and Market Data.”

CenterState, headquartered in Winter Haven, Florida between Orlando and Tampa, is a financial holding company with one nationally chartered bank, CenterState Bank of Florida, N.A.  Presently, the Company operates through its network of 66 branch banking offices located in 22 counties throughout Florida, providing traditional deposit and lending products and services to its commercial and retail customers.  The Company also provides correspondent banking and capital market services to approximately 600 community banks nationwide.